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                                                                  Exhibit 10-(2)

                                   AGREEMENT
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     This Agreement is entered into between AMERAC ENERGY CORPORATION ("Amerac")
and PEAK ENERNOMICS, INC. ("Peak") with regard to the engagement of Peak by Amerac to furnish Kenneth R. Peak to serve as a Member of a Special Committee to undertake a process to explore strategic alternatives for Amerac. The Special Committee will be responsible for developing and recommending various alternatives to the Board of Directors which may include a possible merger, business combination or similar transaction involving of the Company with another entity (a "Transaction"). A Transaction will include (1) any merger, consolidation, reorganization, recapitalization or other Transaction or series of related Transactions pursuant to which the Company is acquired by or combined with another person or entity (2) the acquisition, directly or indirectly, by another person or entity, in a single Transaction or series of related Transactions, of (i) all or a substantial portion of the assets or business of the Company, or (ii) securities representing fifty percent (50%) or more of the total voting power of the Company in the election of Directors.

     NOW, THEREFORE, in consideration of the agreements set forth herein, the parties agree as follows:

     1. Amerac hereby engages Peak and Peak hereby accepts the engagement and agrees to furnish Kenneth R. Peak to serve as a Member of the Special Committee.

     2. Amerac shall pay to Peak on a monthly basis on or about the last day of each calendar month (or on the last day of this agreement if the same is other than the last day of a month) beginning on the effective date of this Agreement and terminating on the sooner thereafter of (1) the consummation of a Transaction, or (2) the termination of this Agreement, the sum of Five Thousand Dollars ($5,000.00) per month.

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     3.  In addition to the consideration described in paragraph 2 above, Amerac shall deliver to Peak on execution of this Agreement, six thousand (6,000) shares of restricted common stock of Amerac. Such shares shall vest in Peak on a monthly basis at the rate of one thousand (1,000) shares per month on or about the last day of each calendar month (or on the last day of this Agreement if the same is other than the last day of a month) beginning on the effective date of this Agreement and terminating on the sooner thereafter of (1) six (6) months from the effective date or (2) the consummation of a Transaction.

     4. In addition to the consideration described in paragraphs 2 and 3 above, Amerac shall pay to Peak the sum of One Hundred Thousand Dollars ($100,000.00) upon the consummation of a Transaction.

     5. The engagement is continued on an at will basis, terminable by either party with or without cause on seven (7) days written notice to the other party. Notwithstanding the right of termination by Amerac, if this Agreement is terminated by Amerac without cause prior to the termination hereof by consummation of a Transaction, (i) Peak shall be entitled to the cash payment provided in paragraph 2 through the date of termination, and (ii) any invested portion of the six thousand (6,000) shares of stock provided in paragraph 3 shall be fully vested on the date of termination. In addition, if a Transaction is consummated within twelve (12) months of the termination of Peak's engagement or if a definitive agreement with respect to such a Transaction which is subsequently completed is entered into during such period, Peak shall be entitled to the cash consideration provided in paragraph 4 on the date provided in that paragraph.


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     6.  It is agreed that the parties to this Agreement, and their agents, attorneys, successors and assigns, shall keep the terms of this Agreement confidential and shall not disclose such matters to anyone else other than prospective successors or assigns to the stock or assets of Amerac (and except as may be required by law or ordered by court order).

     7. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, representatives, successors, administrators, assigns, employees, attorneys and agents, and any parties claiming by, through or under them.

     8. This Agreement may not be altered or amended except by agreement in writing signed by all of the parties hereto.

     9. This Agreement shall be construed and enforced under and in accordance with and shall be governed by the laws of the State of Texas.

     EXECUTED this 20th day of October, 1997, to be effective August 4th 1997.


AMERAC ENERGY CORPORATION                   PEAK ENERNOMICS, INC.



By: /s/ Walter C. Wilson                     /s/ Kenneth R. Peak
   ----------------------------------        ---------------------------------
Its: Chairman, Compensation Committee            Kenneth R. Peak



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